Exhibit 99.1

Security With Advanced Technology and PepperBall Technologies Advance Toward Merger

PepperBall and SWAT set shareholder meetings for September 17, 2008 to vote on Merger and related proposals to combine PepperBall and SWAT as one of the largest suppliers in the less-lethal domestic and international markets with new trading symbol “PBAL”.

Westminster, Colo., August 26, 2008 — Security With Advanced Technology, Inc. (Nasdaq: SWAT) announced today that the Form S-4 registration statement relating to the offer and sale of SWAT common stock in connection with the proposed merger with PepperBall Technologies, Inc. (“PTI” or “PepperBall”) has been declared effective by the Securities and Exchange Commission (“SEC”). Both companies have set their shareholder meeting dates for September 17, 2008, to vote on the proposals that need to be approved to close the merger. Following shareholder approval for the proposals, the merger is expected to close shortly thereafter. The merger agreement provides for a truly combined enterprise in a 50/50 equity and board member representation transaction. Eric Wenaas, President and CEO of PepperBall will continue in that role for the combined entity and current SWAT CEO and CFO, Jeff McGonegal, will remain with the combined entity as its CFO. Closing of the transaction is subject to customary conditions, including the approval by both companies’ shareholders.

“We believe the merger will result a leadership position in the less-lethal market and greatly improve the efficiencies of distribution and production of less-lethal products marketed to law enforcement, private security, corrections and the military,” according to Eric Wenaas, President and CEO of PTI.

In connection with the completion of the merger, Security With Advanced Technology will change its name to PepperBall Technologies, Inc. Pepperball is the most widely recognized name brand and largest supplier of less-lethal pava-based launchers and projectiles for those launchers, and has sold over 16,500 launchers and 15 million projectiles to over 3,000 law enforcement agencies. To learn more about Pepperball and its products in action along with TV footage please go to www.pepperball.com. At the time of the merger closing, SWAT’s Nasdaq trading symbol and its CUSIP number are expected to change to the new symbol that has been reserved with Nasdaq, being “PBAL”. Additional information concerning the process and timing of the required stock certificate exchange will be forthcoming.

PepperBall introduced two new patent-pending handheld launcher products in late 2007, one for use only in the institutional market and the other has broad application in both the institutional and the consumer market. Based upon annualized interim sales rates for each of the companies, it is expected that the combined enterprise would have a current annual revenue run-rate of approximately $5 million, prior to the expected positive impact of either company’s new launcher products. PTI develops, manufactures and markets non-lethal and less-lethal weapons and compliance technology utilizing its PepperBall® patented technology, which is used by law enforcement, correctional facilities, and the military as well as private security officers (collectively characterized as the “institutional” market).

Under new management for the past four years, PTI has focused on and devoted substantial resources to developing new technologies which it believes have much broader market potential. PepperBall believes it is now poised to pursue the institutional user as well as the public consumer with sales of its new products. PTI’s development of new hand-held launchers include 1) the FlashLauncher™, a five-shot pava filled projectile launcher integrated into a rugged flashlight and 2) the SA-4, a four-shot handheld launcher specifically designed to compete with the Taser™ marketed by Taser International in the institutional market. These first two products were introduced in late 2007, but to date, sales have been limited by production capabilities which are being expanded and PTI expects to expand further as demand develops for the new products. Marketing for these new products has also been limited as design and testing were finalized and due to working capital limitations. The SA-4 was designed for, and will be sold only to institutional users, while the FlashLauncher will be offered to both consumers and institutional users.

The PepperBall FlashLauncher system combines a rugged flashlight and a five-shot PepperBall launcher in one product. Its bright 100 lumen flashlight effectively illuminates search areas including the inside of vehicles, rooms, corrections cells, etc. at ranges exceeding the maximum suggested range of the launcher. Law enforcement or corrections officers can quickly assess hostile situations and, if needed, immediately launch up to five PepperBall projectiles in semi-automatic fashion to control or subdue subjects. PTI believes the FlashLauncher’s range and effectiveness significantly exceeds pepper spray products currently in use for similar control situations. It has a built-in laser to quickly and accurately aid in targeting. The FlashLauncher can be recharged at an agency, home or vehicle and is sold as a system or with separate accessories including AC recharger, DC recharger, holster, and CO2. The FlashLauncher is now in limited production for sale to both institutional users and consumers.

The PepperBall “SA-4” handheld launcher uses four rocket patented fin-stabilized projectiles, each having significantly more kinetic and chemical stopping power than the standard PepperBall rounds. The rounds are contained in a rapid-reload collar that snaps into the SA-4 barrel for reloading within a few seconds. The SA-4 is a primer-powered launcher which is intended for use by law enforcement agencies, corrections officers, private security, and the military. This launcher also has a holster which can be mounted in a patrol car or easily worn alongside the officer’s current weapons’ belt. It is lightweight and equipped with a laser pointer as well as a manual sighting device. Because of the many situations that are ideal for the handheld SA-4 pistol, such as safely extracting suspects from behind a barricade or from a vehicle, it has gained praises from local and federal law enforcement agencies.

Eric Wenaas, President and CEO of PTI noted, “Several years ago I was asked by the board to take over the management of PepperBall to grow and expand its established non-lethal product base and name brand. The greatest opportunity we saw for the company was a need in the marketplace for new products and that need became the focus of management and the board, with the product development financed by that group. Today the new product development efforts have resulted in two totally new finished products called the FlashLauncher and the SA-4 which we are introducing through our existing distribution channels as well as new channels for the consumer market. We are ramping up production and have commenced initial sales of these products. Additionally, PepperBall is completing market testing and beginning production of a new lightweight hand-held product that is designed for personal protection for use in the consumer and institutional market. We believe this new product to have a very broad potential market. We believe that our new products, including those pictured below, will rapidly achieve significant sales and we expect that the merging of our companies will result in an excellent growth opportunity in a market we believe has significant worldwide potential.”

PepperBall SA-4 Pistol Launcher and rapid-reload cartridge designed for institutional customers is available with a holster.	FlashLauncher co-developed with Tippmann Sports LLC, shown with vehicle battery charger, compressed gas cylinders and PepperBall containers.

PepperBall’s full line of products, including specifications and demonstration videos can be accessed on their website at: www.pepperball.com.

Current SWAT CEO and CFO, Jeff McGonegal, stated, “We are very pleased and excited with the progress that has been made to date and the relationship that has been developed between SWAT and PTI in advancing to this point and looking to close the merger following the upcoming shareholder meetings. The joining of SWAT and PepperBall will create a supplier with a full line of less-lethal launchers and projectiles, led by a very experienced and dedicated management team and at the same time eliminate the litigation existing between the two organizations that has been expensive and distracting for both companies.”

About Security With Advanced Technology, Inc.
Security With Advanced Technology, Inc. is a provider of high-tech security products and services, which include non-lethal personal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions through its Veritas Tactical and Technology Division business segments. SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments. For additional information visit www.swat-systems.com or call the corporate headquarters at (800) 498-7965.

About Veritas Tactical
The Veritas Tactical division of SWAT is on the cutting edge of product innovation for less-lethal weapons and tactical training. Veritas Tactical’s goal is to provide innovative tools and training to increase the tactical effectiveness of law enforcement and military agencies worldwide. The division’s products and training are currently only offered to military, law enforcement, and qualified personnel. To learn more about Veritas Tactical, go to www.veritastactical.com

About the Technology Division
Security With Advanced Technology’s Vizer Group specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems. Vizer has also developed a unique and proprietary security solution called CommandGrid™, which gives clients complete control over access, alarms, and video systems remotely, through a secure connection accessed at www.vizergroup.com.

The following disclosure is made in accordance with Rule 165 of the Securities Act of 1933, as amended, and Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

IN CONNECTION WITH THE PROPOSED MERGER, SWAT HAS FILED RELEVANT MATERIALS WITH THE SEC, INCLUDING A REGISTRATION STATEMENT ON FORM S-4 THAT CONTAINS A JOINT PROXY STATEMENT/PROSPECTUS. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SWAT, PTI AND THE MERGER. INVESTORS MAY OBTAIN THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, FREE OF CHARGE EITHER AT THE SEC’S WEBSITE: WWW.SEC.GOV OR BY CONTACTING SWAT AT 1722 BOXELDER STREET, SUITE 101, LOUISVILLE, COLORADO  80027 (TELEPHONE NUMBER: (303) 439-0372).

SWAT and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about those executive officers and directors of SWAT and their ownership of SWAT’s common stock is set forth in the joint proxy statement/prospectus contained in SWAT’s Registration Statement on Form S-4.

Forward-Looking Statement

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize, including, without limitation, the efficacy of the company’s products and services, the company’s ability to secure its ownership of, right to use and protect its intellectual property and proprietary technology and the company’s ability to close the PTI merger, integrate the combined operations into a viable enterprise and to complete development of, launch and achieve acceptable levels of sales and margins for its products and services. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

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Contacts:

SWAT: Jeff McGonegal - CEO - 303-475-3786

PepperBall: Eric Wenaas - President & CEO - 858-638-0236